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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and the use of our reports dated February 3, 1995, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and January 31, 1994 with respect to the consolidated financial statements of Sipex Corporation included in the Registration Statement (Form S-1) and related Prospectus of Sipex Corporation for the registration of 3,450,000 shares of its common stock.

                                            ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 1996